PX Speeds: 250PSA for ALL groups, except g2, g6,  and g9

g2:

275 psa

g6:

350 psa

g9:

300 psa

2A2: Super Senior

2A3: Senior Support to 2A2

2A6: Super Senior

2A11: Senior Support to 2A6

2A9: Super Senior

2A10: Senior Support to 2A9

3A2: Super senior

3A3: senior support to 3A2;

5A1: Super Senior

5A2: Senior Support to 5A1

7A3: Super Senior

7A4: Senior Support to 7A3

9A4, 9A5 need short stated final maturities.

2A5

initial coupon:  1.62000

formula: 1ML + 0.500000 cap: 8.000000

2A12    initial coupon:  6.38000

formula: 7.500 +  -1.000 * 1ML cap:  7.5000

Group1:

1. PAy 1A1, until retired;

Group2:

I. Allocate 11.663549% to 2A1, until retired;

   Allocate 88.336451% in the following order of priority:

1. Pay 2A9, 2A10, 2A11, pro-rata, the NAS principal distribution amount;

2. Allocate 17.58162% in the following order:

a. Pay 2A2 and 2A3, pro-rata, until retired;

b. Pay 2A4, until retired;

c. Pay COMB1;

   Allocate 82.41838% in the following order:

a. Pay 2A5 and 2A6, pro-rata, until retired;

b. Pay COMB1;

3  Pay 2A9, 2A10 and 2A11, pro-rata, until retired;

balance(COMB1) = 32,890,000;

From Comb1 pay:

a. Pay 2A7, until retired;

b. Pay 2A8, until retired;

balance(2A12) = balance(2A5);

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the senior non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the senior non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (2A9, 2A10 and 2A11) divided by the balance of the Senior Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Group3:

Pay 3A1, 3A2 and 3A3, pro-rata, until retired;

Group4:

Pay 4A1, until retired;

Group5:

Pay 5A1, 5A2, pro-rata, until retired;

Group6:

Pay 6A1 **** (excel)

Group7:

7A5 accrual amount allocate to 7A6 and 7A7, in that order, and then to 7A5;

1. Pay 7A2, the NAS distribution amounr;

2. Pay 7A1, 7A3 and 7A4, pro-rata, until retired;

3. Pay 7A6, 7A7 and 7A5, in that order, until retired;

4. Pay 7A2, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (7A2) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Group8:

Pay 8A1, until retired;

Group9:

9A6 accrual amount allocate in the following order of priority:

a. Pay 9A4, 9A5,  in that order, until retired;

b. Pay 9A6;

1) Pay 9A7 it's priority amount

2) Pay concurrently:

    26.42049808% to the 9A3 until 0

    73.57950192% prorata to the 9A1, 9A2 until 0

3) Pay 9A4, 9A5, 9A6 until 0

4) Pay 9A7 w/o regards to priority until 0

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the NAS prepay shift of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (9A7) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

Group10:

Pay 10A1, until retired;